UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2020

Westlake Chemical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK 29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Westlake Chemical Corporation (the “Company”) is scheduled to close its previously announced registered public offering (the “Offering”) of $300,000,000 aggregate principal amount of its 3.375% Senior Notes due 2030 (the “Notes”) on June 12, 2020. The Notes will mature on June 15, 2030 and will be issued pursuant to an indenture, dated as of January 1, 2006 (the “Base Indenture”), by and among the Company, the potential subsidiary guarantors listed therein and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Trustee”), as supplemented and amended by a thirteenth supplemental indenture, dated as of June 12, 2020 (the “Thirteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Indenture will contain covenants that, among other things, restrict the Company’s and certain of its subsidiaries’ ability to incur certain secured indebtedness, engage in certain sale and leaseback transactions and consolidate, merge or transfer all or substantially all of its assets. These covenants will be subject to significant exceptions. The Indenture will also contain customary events of default.

The foregoing descriptions of the Base Indenture and the Thirteenth Supplemental Indenture are qualified in their entirety by reference to the complete text of, respectively, the Base Indenture, a copy of which is incorporated by reference as Exhibit 4.1 hereto, and the Thirteenth Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.2. In connection with the Offering, the Company is also filing certain other items listed below as exhibits to this Current Report on Form 8-K. Each of the items filed as exhibits to this Current Report on Form 8-K is hereby incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts, but forward-looking statements, including the closing of the Offering, could be adversely affected by a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond the Company’s control. The Company’s expectations may or may not be realized or may be based upon assumptions or judgments that prove to be incorrect. For more detailed information about the factors that could cause actual results to differ materially for the projections contained herein, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and the Company’s other filings with the Securities and Exchange Commission.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1

Indenture, dated as of January 1, 2006, by and among Westlake Chemical Corporation, the potential subsidiary guarantors listed therein and JPMorgan Chase Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2006, File No. 1-32260).

4.2

Form of Thirteenth Supplemental Indenture (including the form of Notes), dated as of June 12, 2020, between Westlake Chemical Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 3.375% Senior Note due 2030 (included in Exhibit 4.2).

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

Date: June 12, 2020	By:	/s/ M. SteveN Bender
M. Steven Bender
Executive Vice President and Chief Financial Officer